Exhibit 10.8
10.8 Maximum Amount Mortgage Contract between Shandong Runyin
Biochemical Co., Ltd. and Rural Cooperative Bank of Dongping, Shandong,
dated on November 24, 2010, for RMB 8.5 million Loan
•	Main contents:
•	Contract No.: Shandong Dongping Nongcun Hezuo Yinhang Gao Di Zi (2010) No. 0025

•	Mortgagor: Shandong Runyin Biochemical Co., Ltd.

•	Mortgagee: Rural Cooperative Bank of Dongping, Shandong

•	Maximum Amount of the Mortgage (RMB): RMB 10 million

•
As mortgagor, Shandong Runyin Biochemical Co., Ltd. provide mortgage guarantee of land lots, houses and machinery equipments which evaluated as RMB 23,110,000 temporarily for securing the Company’s debt under the Loan Agreement (Ref: (Shan Dong Dong Ping Nong Cun He Zuo Yin Hang) Liu Jie Zi (2010) No. 0025).

•	Mortgaged Items: land lots, houses and machinery equipments which evaluated as RMB 23,110,000 temporarily.

•	Fee Bearing: Mortgagor bears the relevant fees under the agreement.
•	Headlines of the articles omitted
•	Scope of mortgage

•	Commitment of mortgagor

•	Effectiveness of mortgage right

•	Possession and storage of mortgaged items

•	Insurance of the mortgaged items

•	Registration of mortgage

•	Transaction of mortgage right

•	Determination of secured creditor’s right

•	Implementing of mortgage right

•	Dispute settlement

•	Miscellaneous

•	Effectiveness

•	Attention